Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 6 to the Registration Statement (Investment Company File No. 811-09633) of Global Financial Services Master Trust on Form N-1A of our report dated November 12, 2004, appearing in the September 30, 2004 Annual Report of Merrill Lynch Global Financial Services Fund, Inc., which is incorporated by reference in Part B of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

January 26, 2005